As filed with the Securities and Exchange Commission on May 12, 2000                           Registration No. 333-________________
====================================================================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                               T/R SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                 Georgia                                 58-1958870
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

           1300 Oakbrook Drive
            Norcross, Georgia                               30093
(Address of principal executive offices)                 (Zip Code)

                                  -----------

              T/R SYSTEMS, INC. 1994 ASSOCIATES STOCK OPTION PLAN
                            (Full title of the plan)

                                  -----------

                              Michael E. Kohlsdorf
                     President and Chief Executive Officer
                               T/R Systems, Inc.
                              1300 Oakbrook Drive
                            Norcross, Georgia 30093
                    (Name and address of agent for service)

                                 (770) 448-9008
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                              3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                          Atlanta, Georgia 30308-3242

                                  -----------


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                            Proposed maximum           Proposed maximum
     Title of securities             Amount to be            Offering price               aggregate                 Amount of
       to be registered               Registered              per share(1)            offering price(1)        registration fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        16,697 shares               $4.949396                $82,640.065                 $  22
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value         2,242 shares               $13.50                   $30,267                     $   8
-----------------------------------------------------------------------------------------------------------------------------------

            Total                   18,939 shares                                                                    $  30
===================================================================================================================================

         (1) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). With respect to 16,697 of the shares to be registered, which are subject to outstanding options, the offering price is calculated based on the weighted average exercise price of those options, and with respect to the remaining 2,242 shares, upon the average of the high and low sales prices of the registrant's Common Stock as reported on the Nasdaq National Market on May 11, 2000, a date within 5 business days prior to the filing of this Registration Statement.

         (2) The registration fee is calculated by multiplying the product of the proposed maximum offering prices per share and the number of shares to be registered, by .000264.
===============================================================================

                                EXPLANATORY NOTE
In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by T/R Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's annual report on Form 10-K for the fiscal year ended January 31, 2000;

          (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 31, 2000; and

          (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated January 21, 2000, including the information incorporated by reference into that registration statement from the Registration Statement on Form S-1, as amended, File No. 333-88439.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

          Inapplicable.

Item 5.   Interests of Named Experts and Counsel.

          Inapplicable.

Item 6.   Indemnification of Directors and Officers.

          Article VII of the Company's Second Restated Articles of Incorporation (the "Articles of Incorporation") provides that, except to the extent allowable pursuant to the Georgia Business Corporation Code (the "Georgia Code"), as such provisions exist from time to time, no director of the Company shall be liable to the Company or its shareholders for, or with respect to, any acts or omissions in the performance of his duties as a director. The Company's Articles of Incorporation further provide that in discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Company, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Company or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the Company and its subsidiaries, the communities in which offices or other establishments of the Company and its subsidiaries are located, and all other factors such directors consider pertinent, provided, however, that this provision shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

          Article VIII of the Articles of Incorporation and Article 8.10 of the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the fullest extent permitted by the Georgia Code or any other laws presently or hereafter in effect, each person who is or was or had agreed to become a director or officer of the Company or is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including the heirs, executors, administrators or estate of such person. The right to indemnification conferred by Article 8.10 of the Company's Bylaws is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Georgia Code requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

          The Georgia Code provides that a company may indemnify an individual who was or is a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the company, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth in the Georgia Code. However, no indemnification shall be made of an officer or director in connection with a proceeding by or in the right of the company in which the director or officer was adjudged liable to the company or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the company is limited to reasonable expenses incurred in connection with the proceeding.

          The Georgia Code further provides that a company shall not indemnify an officer or director unless authorized in the specific case upon a determination that indemnification of the director or officer is permissible in the circumstances because he has met the applicable standard of conduct set forth above and prescribes the persons who may make such determination.

          To the extent that a director or officer has been successful, on the merits or otherwise, in defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein, he shall be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith. The Company shall pay for the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if the director or officer furnishes the Company notice as required under that director's or officer's indemnification agreement, if one exists, a written affirmation of his good faith belief that he has met the standard of conduct set forth above, and the director or officer furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification by the Company as authorized in Article 8.10 of the Company's Bylaws.

          The Company has entered into agreements dated March 4, 1994 with E. Neal Tompkins and Charles H. Phipps, directors of the Company, which obligate the Company to indemnify each such director to the fullest extent permitted by Georgia law if such director acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company, or in any criminal action, if such director had no reasonable cause to believe his conduct giving rise to such action was unlawful (the "Indemnification Agreements"). The right to indemnification under the Indemnification Agreements is in addition to, and not in lieu of, any other rights to indemnification such directors may have. Pursuant to the terms of the Indemnification Agreements, for the purposes of pursuing his rights to indemnification, the director must submit a sworn statement of a request for indemnification to the Company and shall present to the Company reasonable evidence of all expenses for which payment is requested.

          The Company maintains insurance for its directors and officers of $10,000,000.

Item 7.   Exemption from Registration Claimed.

          Inapplicable.

Item 8.   Exhibits.


         Exhibit
         Number            Description
         ------            -----------
         4                 T/R Systems, Inc. 1994 Associates Stock Option Plan

         5                 Opinion of Jones, Day, Reavis & Pogue re: legality

         23.1              Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

         23.2              Consent of Deloitte & Touche LLP, independent auditors

         24                Power of Attorney (included in the signature page)


Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) to include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that sub-paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 11 day of May, 2000.


                               T/R SYSTEMS, INC.



                               By: /s/ Michael E. Kohlsdorf
                                  ---------------------------------------------
                                       Michael E. Kohlsdorf
                                       President and Chief Executive Officer




                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael E. Kohlsdorf and Lyle W. Newkirk, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                                          Title                                    Date
      ---------                                          -----                                    ----

/s/ Michael E. Kohlsdorf                    President and Chief Executive Officer
---------------------------------           (Principal Executive Officer)                     May 11, 2000
 Michael E. Kohlsdorf


                                            Vice President, Chief Financial Officer,
/s Lyle W. Newkirk                          Secretary and Treasurer (Principal Financial
---------------------------------           and Accounting Officer)                           May 11, 2000
 Lyle W. Newkirk

/s/ Charles H. Phipps
---------------------------------                     Director                                May 11, 2000
 Charles H. Phipps


---------------------------------                     Director
 C. Harold Gaffin

      Signature                                          Title                                    Date
      ---------                                          -----                                    ----

/s/ Philip T. Gianos
---------------------------------                     Director                                 May 11, 2000
 Philip T. Gianos

/s/ Kevin J. McGarity
---------------------------------                     Director                                 May 11, 2000
 Kevin J. McGarity

/s/ Peter S. Sealey
---------------------------------                     Director                                 May 5, 2000
 Peter S. Sealey

/s/ E. Neal Tompkins
---------------------------------                     Director                                 May 11, 2000
 E. Neal Tompkins

                                 EXHIBIT INDEX

Exhibit
Number                            Description
------                            -----------

4              T/R Systems, Inc. 1994 Associates Stock Option Plan

5              Opinion of Jones, Day, Reavis & Pogue re: legality

23.1           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23.2           Consent of Deloitte & Touche, independent public accountants

24             Power of Attorney (included in signature page)